                                                               Exhibit No. 23(j)

                                    INDEPENDENT AUDITOR'S CONSENT

The Board of Trustees
Oppenheimer California Municipal Fund:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
California  Municipal  Fund of our report dated August 21, 2002  included in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement,  and "Independent  Auditors" appearing in the Statement of Additional
Information.

/s/ KPMG LLP
-----------------
KPMG LLP

Denver, Colorado
September 20, 2002